EXHIBIT 4.2

                                     FORM OF

                                 INFINITY, INC.
                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made effective as of January ___, 2004, by and among Infinity, Inc., a Colorado corporation (the "Company") and _______________________________ (the "Investor").

                                   BACKGROUND

     The Company and the Investor have entered into that certain Common Stock Purchase Agreement dated January ___, 2004 (the "Purchase Agreement").

     As a material inducement to the Investor's obligations to consummate the transactions contemplated by the Purchase Agreement, the Company has agreed to enter into this Agreement with the Investor.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Investor and the Company hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.1 DEFINITIONS. Unless otherwise defined herein or in the Purchase Agreement, the following terms shall have the following meanings for purposes of this Agreement:

          (a) "AFFILIATE" shall mean, with respect to any Person, (i) a director, officer, general or limited partner, manager, member or stockholder of such Person, and (ii) any other Person that, directly or indirectly, through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

          (b) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

          (c) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (d) "COMMON STOCK" shall mean the common stock of the Company.

          (e) "CONTROL" shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          (f) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

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          (g) "FORM S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

          (h) "HOLDER" shall mean holders of Registrable Securities that have registration rights pursuant to this Agreement.

          (i) "PERSON" shall mean any individual, partnership, limited partnership, limited liability partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any governmental authority or other legal or business entity of any kind.

          (j) "PROSPECTUS" shall mean the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Shelf Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          (k) "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement by the Commission.

          (l) "REGISTRABLE SECURITIES" shall mean shares of Common Stock acquired by the Investor pursuant to the Purchase Agreement, plus any shares of Common Stock issued as a dividend or other distribution, grant or award with respect to the shares of Common Stock described in the foregoing clause. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities shall have been transferred or disposed of pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company and the subsequent transfer or disposition of such securities shall not require their registration or qualification under the Securities Act or any similar state law then in force or
(ii) such securities shall have ceased to be outstanding.

          (m) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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                                    ARTICLE 2
                               REGISTRATION RIGHTS

     2.1 FORM S-3 SHELF REGISTRATION.

          (a) REGISTRATION. The Company shall prepare and file with the Commission as soon as practicable but in any event within thirty (30) days after the Closing Date and use its commercially reasonable efforts (i) to have declared effective as soon as practicable thereafter (but in any event within ninety (90) days after the date that the Form S-3 was initially filed with the Commission), a registration statement on Form S-3 (or, if the Company is not then eligible to use Form S-3, then another appropriate form) providing for the resale by the Holders of all of the Registrable Securities (the "Shelf Registration Statement"), and (ii) to provide a transfer agent and registrar for all securities registered pursuant to the Shelf Registration Statement. The Shelf Registration Statement may include securities other than those held by Holders. The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective (subject to Section 2.1(c)), pursuant to the Securities Act and the Rules and Regulations promulgated thereunder, until the earliest to occur of (i) the second anniversary of the Closing Date and (ii) as to a particular Holder, such time as all Registrable Securities held by such Holder have been sold (A) pursuant to the Shelf Registration Statement, (B) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, and/or (C) the date on which such Holder can sell all of its Registrable Securities without registration pursuant to Rule 144(k) (such period, the "Registration Period"). In the event that the Shelf Registration Statement shall cease to be effective during the Registration Period, the Company shall promptly prepare and file a new registration statement covering all Registrable Securities and shall use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable. Any such registration statement shall be considered a "Shelf Registration Statement" hereunder.

          (b) LIQUIDATED DAMAGES. In the event that the Shelf Registration Statement is not filed within 30 days after the Closing Date or declared effective by the date that is ninety (90) days after the date that the Form S-3 was initially filed with the Commission, the Company shall pay to the Investor liquidated damages (collectively, the "Liquidated Damages"), in cash, in an amount equal to one percent (1%) of the total purchase price of the Purchased Shares purchased by such Investor pursuant to the Purchase Agreement (a "Liquidated Damages Payment") for each thirty day period (or portion thereof) thereafter, until the Shelf Registration Statement is filed or becomes effective, as the case may be; provided, however that in the case of any such period of less than thirty days the Liquidated Damages Payment shall be calculated on a pro rata basis based on the number of days actually elapsed in such period; and provided further, however, that such Liquidated Damages shall in no event exceed five percent (5%) of the total purchase price of the Purchased Shares purchased by the Investor. Each Liquidated Damages Payment payable in respect of a thirty day period (or portion thereof) shall be paid at the end of such thirty day period (or portion thereof). Notwithstanding the foregoing, all periods shall be tolled during delays directly caused by the action or inaction of any Investor, and the Company shall have no liability to any Investor in respect of any such delay.

          (c) SUSPENSION. If in the good faith judgment of the Board of Directors of the Company, following the advice of its counsel, it is determined that: (i) it would be

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detrimental to the Company or in violation of the Securities Act or Exchange Act for sales to be made from the Shelf Registration Statement, or (ii) there exists a material development that the Company would be obligated to disclose in the Shelf Registration Statement, which disclosure would be premature or inadvisable, then the Company will be permitted to suspend the use of the Shelf Registration Statement from time to time for periods not to exceed 90 days. In the event of any suspension of the effectiveness of the Shelf Registration Statement or similar event, the Company will immediately notify the Investor by facsimile. Upon receipt of notification from the Company of any suspension of the effectiveness of the Shelf Registration Statement or similar event, the Investor will immediately discontinue disposition of the securities underlying the Shelf Registration Statement. In such event, the Company will use commercially reasonable efforts to cause the use of the Shelf Registration Statement so suspended to be resumed as soon as possible.

          (d) LIQUIDATED DAMAGES NOT A PENALTY. The Company and the Investor agree that, in the event that under the circumstances described above, the Shelf Registration Statement is not declared effective within ninety (90) days after the date that the Form S-3 was initially filed with the Commission, as contemplated in Section 2.1(b), it would be impracticable or extremely difficult to fix or determine the Investor's actual damages. Therefore, the Company and the Investor each agree that the amount of the Liquidated Damages has been agreed upon as liquidated damages after negotiation as to the parties' reasonable estimate of the Investor's damages. The Company and the Investor agree that the amount of Liquidated Damages is reasonable in light of the circumstances existing at the execution of this Agreement. The Company and the Investor each acknowledge that the payment of such Liquidated Damages is not intended as a forfeiture or penalty.

          (e) EXPENSES. The registration fees and expenses incurred by the Company in connection with the Shelf Registration Statement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, shall be borne by the Company. Each Holder shall be responsible for any fees and expenses of its counsel or other advisers.

     2.2 OBLIGATIONS OF THE COMPANY. The Company shall furnish to the Holder such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents (including supplements or prospectus amendments) as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by it that are included in such registration. In addition, whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

          (a) Use commercially reasonable efforts to (i) register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which it is not now so qualified or has not so consented and (ii) to keep such registration or qualification in effect for so long as the Shelf Registration Statement remains in effect, except that the Company shall not for

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any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

          (b) Notify the Holder (i) that the Shelf Registration Statement has become effective, (ii) of any request by the Commission or any other federal or state governmental authority during the period of effectiveness of a registration statement for amendments or supplements to such registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order or similar action suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, and (iv) after the receipt by the Company from the Commission or any other federal or state governmental authority of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (c) Use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement.

          (d) File such amendments (including post-effective amendments) and supplements to the Shelf Registration Statement and the Prospectus, file such documents as may be required to be incorporated by reference in any of such documents, and take all other actions as may be necessary to ensure to the holders of Registrable Securities the ability to effect the public resale of their Registrable Securities (including, without limitation, and taking any commercially reasonable actions necessary to ensure the availability of a Prospectus meeting the requirements of Section 10(a) of the Securities Act) continuously throughout the Registration Period.

     2.3 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or Section
2.2 that the Holder shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the intended method of disposition of such securities (and, when necessary, furnish updated information) as shall be required to timely effect (and maintain the effectiveness of) the registration of its Registrable Securities.

     2.4 INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless the Investor, each Holder, and its Affiliates and each of their respective partners, officers, directors, managers, stockholders and members, and any underwriter (as defined in the Securities Act) for such Investor or Holder and each person, if any, who Controls any of the foregoing against any losses, claims, damages, liabilities, costs and expenses (joint and several), insofar as such losses, claims, damages, liabilities, costs and expenses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue

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statement or alleged untrue statement of a material fact contained (or incorporated by reference) in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement, and the Company will pay as incurred to such Investor, Holder, partner, officer, director, manager, stockholder, member, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Investor, Holder, partner, officer, director, manager, stockholder, member, underwriter or controlling person of such Investor or Holder.

          (b) INDEMNIFICATION BY THE INVESTOR. To the extent permitted by law, the Investor and any Holder will, if Registrable Securities held by such Investor or Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, its stockholders and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any Person selling securities under such registration statement or any of such Person's partners, directors, managers, officers, stockholders or members or any person who controls such Person, against any losses, claims, damages or liabilities to which the Company or any such Company director, officer or controlling person, underwriter or other Person, or partner, director, manager, officer, stockholder or member or controlling person of such Person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor or Holder under an instrument duly executed by such Investor or Holder and stated to be specifically for use in connection with such registration; and each such Investor or Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Person, or partner, officer, director, manager, stockholder or member or controlling person of such other Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Investor or Holder, which consent shall not be unreasonably withheld.

          (c) PROCEDURE. Promptly after receipt by an indemnified party under this Section 2.4 of notice of the commencement of any action (including any governmental action),

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such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.4. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d) CONTRIBUTION. If the indemnification provided for in this Section
2.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) SURVIVAL. The obligations of the Company and Investor or Holder under this Section 2.4 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.

          (f) DEFECT ELIMINATED IN FINAL PROSPECTUS. The foregoing indemnity agreements of the Company and the Holder are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended Prospectus on file with the Commission at the time the registration statement in question becomes effective or in the amended Prospectus filed with the Commission pursuant to Rule 424(b) of the Commission (the "Final Prospectus"), such indemnity agreements shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished in a timely manner to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

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     2.5 RULE 144 REPORTING. With a view to making available to the Investor or
Holder the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:

          (a) Make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the Shelf Registration Statement;

          (b) File with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act after it has become subject to such reporting obligations; and

          (c) So long as the Investor or Holder owns any Registrable Securities, furnish to such Investor or Holder upon written request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 under the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as an Investor or Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

     2.6 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Article 2 may be assigned by the Investor to a transferee or assignee of Registrable Securities; provided that prior to the transfer, (i) the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and
(ii) such transferee shall agree in writing to be subject to all restrictions applicable to and obligations of the transferring Investor set forth in this Agreement.

                                    ARTICLE 3
                                  MISCELLANEOUS

     3.1 TERMINATION OF AGREEMENT. This Agreement shall terminate upon the earliest to occur of (i) the second anniversary of the Closing Date and (ii) as to the Investor, such time as all Registrable Securities held by such Investor have been sold (A) pursuant to the Shelf Registration Statement, (B) to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, and/or (C) the date on which such Investor can sell all of its Registrable Securities without registration pursuant to Rule 144(k).

     3.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements among any of them with respect thereto.

     3.3 AMENDMENT; WAIVER. Neither this Agreement nor any term hereof may be amended, waived or discharged other than by written instrument signed by the Company and the Investor.

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

     3.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Colorado, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

     3.5 NOTICES. All notices and other communications given to any party hereto pursuant to this Agreement shall be in writing and shall be hand delivered, or sent either by (a) certified mail, postage prepaid, return receipt requested;
(b) electronic mail, (c) an overnight express courier service that provides written confirmation of delivery; or (d) facsimile transmission with written confirmation by the sending machine or with telephone confirmation of receipt (provided that a confirming copy is sent by overnight express courier service that provides written confirmation of delivery), addressed as follows:

          (a) If to the Company:

                  Infinity, Inc.
                  211 West 14th Street
                  Chanute, Kansas 66720
                  Tel: (620) 431-6200
                  Fax: (620) 431-6262
                  Attention: President

                  with a copy to:

                  Davis Graham & Stubbs LLP
                  1550 17th Street, Suite 500
                  Denver, CO 80202
                  Tel: 303-892-9400
                  Fax: 303-893-1379
                  E-mail: deborah.friedman@dgslaw.com
                  Attention: Deborah Friedman

          (b) To the Investor:

                  ------------------------

                  ------------------------

                  ------------------------
                  Tel:
                       -------------------
                  Fax:
                       -------------------
                  E-Mail:
                          ----------------
                  Attention:
                             -------------

Any communication given in conformity with this Section 3.5 shall be effective upon the earlier of actual receipt or deemed delivery. Delivery shall be deemed to have occurred as follows: if hand delivered on the day so delivered; if mailed, three business days after the same is deposited in the United States Mail; if telecopied or sent by electronic mail, upon written confirmation by the sending machine of effective transmission or upon telephone confirmation of receipt; and if

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sent by overnight express courier service, the next business day. Any party may at any time change its address for receiving communications pursuant to this
Section 3.5 by giving notice of a new address in the manner provided herein.

     3.6 ASSIGNMENT. Except as expressly provided in Section 2.6, hereof, none of the rights and obligations of any Investor set forth in this Agreement may be transferred or assigned without the prior written consent of the Company (which consent shall not be unreasonably withheld), and any purported assignment made without such consent shall be void. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, all permitted transferees and assignees of any Investor, and all of the respective heirs, legatees, personal representatives, successors and assigns of any Investor, to the extent permitted by this Agreement.

     3.7 INVALID PROVISION. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable in any respect, the remainder of the terms and provisions shall be unaffected and shall remain in full force and effect, and any such invalid, void or unenforceable term or provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

     3.8 TIME PERIODS. In computing the number of days for any purpose of this Agreement, all days shall be counted including Saturdays, Sundays and holidays, except that if the last day of any period occurs on a Saturday, Sunday or holiday, the period will be deemed extended to the end of the next succeeding day which is not a Saturday, Sunday or holiday. A holiday for purposes of this Agreement shall mean those days on which banks in the State of Delaware may, or are obligated to, remain closed.

     3.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     3.10 DELIVERY BY FACSIMILE. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

     3.11 INTERPRETATION OF AGREEMENT. The parties hereto acknowledge and agree that this Agreement has been negotiated at arm's-length and among parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Accordingly, any rule of law or

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legal decision that would require interpretation of any ambiguities in this
Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties as set forth in this Agreement.

                            [signature pages follow]

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                                                        JANUARY __, 2004


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    INFINITY, INC.


                                    By: ______________________________________
                                         Name:
                                         Title:



                                   "INVESTOR"

                                    ------------------------------



                                    By: ______________________________________
                                    Name: _____________________
                                    Title: ____________________


               SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT